Exhibit 10.7

                    , 2011

CHUY’S HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Optionee: Date of Grant: Expiration Date: Number of Option Shares: Option Price:
Right to Exercise:

The Option in respect of one-fifth (1/5) or 20.0% of the shares shall become exercisable on each of the first five anniversaries of the Date of Grant, if the Optionee remains in the continuous employment of the Company through such dates.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

CHUY’S HOLDINGS, INC.

Jose “Joe” Ferreira, Jr.
Treasurer

Optionee:

Address:

THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER, OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THIS STOCK OPTION AGREEMENT.

CHUY’S HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the date of grant on the cover page hereof (the “Date of Grant”) by and between Chuy’s Holdings, Inc., a Delaware corporation (the “Company”), and the individual named on the cover page hereto (the “Optionee”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2006 Stock Option Plan (the “Plan”), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase the number of shares of the Company’s Common Stock, $0.01 par value per share, shown on the cover page hereof (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof subject to adjustment as hereinafter provided (the “Option Price”). The Option is intended to be a non-qualified stock plan and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

3. Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, this Option shall become exercisable as set forth on the cover page hereof. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Option Share pursuant to this Option. The Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him upon the exercise of all or part of this Option.

The Company may require, as a condition to the exercise of this Option, that the Optionee agree to be bound by any shareholders agreement among all or certain shareholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, either in addition to or in lieu of the provisions of Section 8 hereof (as determined by the Company).

4. Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per Common Share as determined by the Board. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board or a Committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Option Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes.

6. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

(a) One year after the Optionee’s death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company;

(b) Except as provided on a case-by-case basis, thirty (30) calendar days after the Optionee ceases to be an employee, advisor, or consultant of the Company and its Subsidiaries for any reason other than as described in Section 6(a) hereof; or

(c) Ten years from the Date of Grant.

In the event that the Optionee’s employment is terminated for cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, “cause” shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

(i) an act of fraud, embezzlement, theft, or any other material violation of law or commission of a crime involving moral turpitude in connection with the Optionee’s duties or in the course of the Optionee’s employment;

(ii) intentional wrongful damage to material assets of the Company;

(iii) wrongful disclosure of material confidential information of the Company;

(iv) wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

(v) gross negligence or willful misconduct resulting in a breach of any stated material employment policy of the Company.

This Agreement shall not be exercisable for any number of Option Shares in excess of the number of Option Shares for which this Agreement is then exercisable, pursuant to Section 3 or 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Board.

7. Effect of Certain Transactions. In the event of a Change of Control of the Company, this Option (or portion thereof that has not become exercisable before such Change in Control) will become immediately exercisable as of the date of such Change of Control, and the Board or the board of directors of any entity assuming the obligations of the Company hereunder, shall, as to outstanding options under the Plan, either (a) provide for the assumption of this Option or the substitution for this Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 12 of this Agreement; or (b) vest and terminate all options in exchange for a cash payment equal to the excess of the Market Value per Share of the shares subject to such options over the exercise price thereof. In the event of any such transaction, the Company shall give to the Optionee written notice thereof at least ten (10) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option that is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above. Notwithstanding the foregoing, any initial public offering of the Company’s capital stock under the Securities Act of 1933, as amended, will not constitute a Change of Control.

8. Company’s Right of Repurchase.

(a) Exercise of Right. The Company shall have the right (the “Repurchase Right”) to repurchase some or all of the Option Shares which the Optionee has elected to exercise from the Optionee, upon the occurrence of any of the events specified in Section 8(b) below (the “Repurchase Event”). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the shares, determined as provided in Section 8(c). The Company shall be entitled to pay by note if prohibited from paying cash under its loan agreements. The Company may assign the Repurchase Right to one or more persons. Upon exercise of the Repurchase Right in the manner provided in this Section 8(a), the Optionee shall deliver to the Company the stock certificate or certificates representing the Option Shares being repurchased, duly endorsed and free and clear of any and all liens, charges, and encumbrances.

If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 8 .

(b) Company’s Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(i) The termination of the Optionee’s employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge, or resignation for any reason, whether voluntary or involuntarily; or

(ii) The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, or

(z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

(c) Company’s Right to Exercise Repurchase Right in Case of Termination For Cause. Not withstanding section 8(b), if employee is terminated for Cause (as defined herein or under their employment agreement), the Company shall have the Right to Repurchase exercised shares at the lower of cost or Fair Market Value.

(d) Determination of Fair Market Value. For purposes of this Section 8, the Fair Market Value of the Option Shares shall be determined as of the date of the Repurchase Event by the Board.

(e) Expiration of Company’s Repurchase Right. The Repurchase Right shall remain in effect until the closing of an Initial Public Offering.

9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

10. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local, or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

11. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

12. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced.

13. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Option Shares deliverable upon the exercise of this Option.

14. Lock-Up Agreement. The Optionee agrees that, if requested by the Company in connection with an Initial Public Offering, the Optionee will not sell, offer for sale, or otherwise dispose of the Option Shares for such period of time as is determined by the Board, provided that at least of the majority of the Company’s Directors and officers who hold Options or Common Shares at such time are similarly bound.

15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

16. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

18. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

20. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, with a copy to Goode Partners (address for notices attached), and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

22. Securities Laws Compliance. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee’s own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly or indirectly in a distribution of the Option. The Optionee understands that prior to exercising the Option, the Optionee shall be required to reaffirm these representations and warranties as to the Option Shares that shall be issued upon exercise.

23. Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Executive).

END OF AGREEMENT
Address for Notices:

Chuy’s Holdings, Inc.
1623 Toomey Road
Austin, TX 78704
Attn: President
Telecopier: (512) 473-8684

With a copy to:

Goode Partners
767 Third Avenue, 22nd Floor
New York, NY 10017
Attn: Jose “Joe” Ferreira, Jr.
Telecopier: (212) 317-2827